UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Lilis Energy, Inc.
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LILIS ENERGY, INC.
300 E. Sonterra Blvd., Suite No. 1220
San Antonio, TX 78258
SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2017
This supplement dated June 30, 2017 (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A of Lilis Energy, Inc. (the “Company”), filed with the Securities and Exchange Commission on June 19, 2017 (the “Proxy Statement”), relating to the Company’s 2017 annual meeting of the stockholders of the Company to be held on July 13, 2017 (the “Annual Meeting”).
Except as described below under “Supplemental Disclosure,” the Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. The Supplement should be read in conjunction with the Proxy Statement. From and after the date of the Supplement, any references to the Proxy Statement are to the Proxy Statement as supplemented hereby.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.
Supplemental Disclosure
The fourth paragraph on page 1 of the Proxy Statement is replaced in its entirety by the following:
Broker Non-Votes
If you are a beneficial owner of shares held in street name and do not provide the broker that holds your shares with specific voting instructions, then, under applicable New York Stock Exchange rules, the broker that holds your shares may generally vote your shares in its discretion on “routine” matters but cannot vote on “non-routine” matters. If the broker that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” With respect to the proposals to be voted on at the Annual Meeting, your broker does not have discretionary voting authority to vote on Proposals 1, 3, 4 and 6, and therefore, broker non-votes may exist in connection with those proposals.
Clause (vii) of the first paragraph under “Recommendation of our Board of Directors” on page 2 of the Proxy Statement is deleted.
The second bullet point on page 3 of the Proxy Statement is deleted.
The second paragraph on page 4 of the Proxy Statement is deleted in its entirety.
The third paragraph on page 4 of the Proxy Statement is replaced in its entirety by the following:
Abstentions and broker non-votes will be counted in determining the presence of a quorum. In the case of Proposals 1 and 4 through 6, abstentions will have the same effect as votes cast AGAINST such proposals. Broker non-votes will have no effect on the outcome of Proposals 1, 3, 4 and 6.
The first paragraph under “Vote Required for Approval” on page 12 of the Proxy Statement is replaced in its entirety by the following:
Approval of this Proposal 2 requires the affirmative vote of a majority of the issued and outstanding shares of our common stock. Failures to vote and abstentions will have the same effect as a vote “AGAINST” this proposal.

The first paragraph under “Vote Required for Approval” on page 16 of the Proxy Statement is replaced in its entirety by the following:
The six nominees who receive the greatest number of votes cast (plurality) will be elected as directors, assuming that a quorum is present. Failures to vote and broker non-votes will have no effect on the approval of this proposal.
The last sentence of the first paragraph under “Vote Required for Approval” on page 20 of the Proxy Statement is deleted.